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                                                                       EXHIBIT 2


The Board of Directors
NOVA Gas Transmission Ltd.

We consent to the use of our report dated February 23, 2004 included in this annual report on Form 40-F.


/s/ KPMG LLP

Calgary, Canada
March 29, 2004